Exhibit 21.1
SUBSIDIARIES OF GREAT WOLF RESORTS, INC.
1.	BHMH, LLC

2.	Blue Harbor Resort Sheboygan, LLC

3.	Blue Harbor Resort Condominium, LLC

4.	GLGB Manager III, LLC

5.	Grapevine Beverage, Inc.

6.	Great Bear Lodge of Wisconsin Dells, LLC

7.	Great Lakes Services, LLC

8.	Great Wolf Capital Trust I

9.	Great Wolf Lodge Kansas SPE, LLC

10.	Great Wolf Lodge of Chehalis, LLC

11.	Great Wolf Lodge of Grapevine, LLC

12.	Great Wolf Lodge of Kansas City, LLC

13.	Great Wolf Lodge of PKI, LLC

14.	Great Wolf Lodge of the Poconos, LLC

15.	Great Wolf Lodge of Traverse City, LLC

16.	Great Wolf Lodge of Williamsburg, LLC

17.	Great Wolf TC Development, LLC

18.	Great Wolf Traverse SPE, LLC

19.	GW Capital Trust II

20.	GWL Development PKI, LLC

21.	GWL KC Beverage, Inc.

22.	GWR Michigan, LLC

23.	GWR OP General Partner, LLC

24.	GWR Operating Partnership, LLLP

25.	Knot PF, LLC

26.	Mason Family Resorts, LLC

27.	Niagara Glenview Tent & Trailer Park Company (Nova Scotia)

28.	Poco Topo Gigio, LLC

29.	Williamsburg Meadows, LLC